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                                                                   EXHIBIT 23.2




              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



PCC Group, Inc.
Pomona, California


We hereby consent to the use in the Company's Registration Statements on Form S-8 of our report dated December 5, 1997, relating to the audit of the consolidated financial statements of PCC Group, Inc., which are contained in and incorporated by reference to the Annual Report on Form 10-K for the year ended September 30, 1997.



                                                /s/ BDO SEIDMAN, LLP

                                                    BDO Seidman, LLP


Los Angeles, California
April 8, 1998